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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                    PARITY LIEN PLEDGE AND SECURITY AGREEMENT

                            DATED AS OF JUNE 24, 2005

                                     BETWEEN

                       EACH OF COVANTA ENERGY CORPORATION

                       AND THE OTHER GRANTORS PARTY HERETO

                                       AND

                      CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

                               AS COLLATERAL AGENT

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                                TABLE OF CONTENTS

                                                                                     PAGE
SECTION 1. DEFINITIONS; GRANT OF SECURITY............................................   2
   1.1     GENERAL DEFINITIONS.......................................................   2
   1.2     DEFINITIONS; INTERPRETATION...............................................   8

SECTION 2. GRANT OF SECURITY.........................................................   8
   2.1     GRANT OF SECURITY.........................................................   8
   2.2     CERTAIN LIMITED EXCLUSIONS................................................   9
   2.3     SUBORDINATION.............................................................  10

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE..........................  10
   3.1     SECURITY FOR OBLIGATIONS..................................................  10
   3.2     CONTINUING LIABILITY UNDER COLLATERAL.....................................  10

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS..............................  11
   4.1     GENERALLY.................................................................  11
   4.2     EQUIPMENT AND INVENTORY...................................................  13
   4.3     RECEIVABLES...............................................................  14
   4.4     INVESTMENT RELATED PROPERTY...............................................  16
   4.5     INTENTIONALLY LEFT BLANK..................................................  21
   4.6     LETTER OF CREDIT RIGHTS...................................................  21
   4.7     INTELLECTUAL PROPERTY.....................................................  22
   4.8     COMMERCIAL TORT CLAIMS....................................................  25

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS; ADDITIONAL PARITY LIEN DEBT......  25
   5.1     FURTHER ASSURANCES........................................................  25
   5.2     ADDITIONAL GRANTORS.......................................................  26
   5.3     ADDITIONAL PARITY LIEN DEBT...............................................  26

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT...............................  26
   6.1     POWER OF ATTORNEY.........................................................  26
   6.2     NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES................  28

SECTION 7. REMEDIES..................................................................  28
   7.1     GENERALLY.................................................................  28
   7.2     APPLICATION OF PROCEEDS...................................................  29
   7.3     SALES ON CREDIT...........................................................  29
   7.4     DEPOSIT ACCOUNTS..........................................................  29
   7.5     INVESTMENT RELATED PROPERTY...............................................  30
   7.6     INTELLECTUAL PROPERTY.....................................................  30
   7.7     CASH PROCEEDS.............................................................  32

SECTION 8. COLLATERAL AGENT..........................................................  32

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS...........................  33

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM...........................  33

SECTION 11. MISCELLANEOUS............................................................  33

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SCHEDULE 2.2 - DESCRIPTION OF EXCLUDED ACCOUNTS AND INVESTMENT RELATED PROPERTY

SCHEDULE 4.1 -- GENERAL INFORMATION

SCHEDULE 4.1.A.1 -- CERTAIN CORPORATE NAME CHANGES

SCHEDULE 4.2 -- LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 -- INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 -- DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 -- INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 -- COMMERCIAL TORT CLAIMS

EXHIBIT A -- PLEDGE SUPPLEMENT

EXHIBIT B -- UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C -- SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D -- DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT E -- FORM OF LIEN AFFIRMATION

                                       ii
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            This PARITY LIEN PLEDGE AND SECURITY AGREEMENT, dated as of June 24,
2005 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

      WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among COVANTA ENERGY CORPORATION, a Delaware corporation ("COMPANY"), DANIELSON HOLDING CORPORATION, a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP") and CREDIT SUISSE, CAYMAN ISLANDS BRANCH ("CREDIT SUISSE" together with GSCP, as Joint Lead Arrangers, Joint Book Runners and Co-Syndication Agents and CREDIT SUISSE, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), Paying Agent and Collateral Agent;

      WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements (as defined in the Credit Agreement) with one or more Lender Counterparties;

      WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents (as defined in the Credit Agreement) and the Hedge Agreements as set forth herein;

      WHEREAS, as of the date hereof, Grantors have also entered into (a) that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented, renewed, refunded, replaced, refinanced or otherwise modified from time to time, the "FIRST LIEN CREDIT AGREEMENT"), by and among the Grantors, Holdings, the lenders party thereto from time to time (the "FIRST LIEN LENDERS"), GSCP and Credit Suisse, as joint lead arrangers, joint book runners and co-syndication agents, GSCP, as administrative agent and collateral agent (in such capacity, the "FIRST LIEN COLLATERAL AGENT"), JPMorgan Chase Bank ("JPMC"), UBS Securities LLC ("UBSS") and Calyon New York Branch, as co-documentation agents, and JPMC and UBS AG, STAMFORD BRANCH ("UBS") as issuing banks and (b) that certain First Lien Pledge and Security Agreement, dated as of the date hereof (as may be amended, restated, supplemented, renewed, refunded, replaced, refinanced or otherwise modified from time to time, the "FIRST LIEN SECURITY AGREEMENT"), by and between each of the Grantors and the First Lien Collateral Agent, pursuant to which each Grantor has granted a first priority Lien to the First Lien Collateral Agent for the benefit of the holders of First Lien Obligations (as defined in the Intercreditor Agreement referred to below) on the Collateral to secure such Grantor's obligations under the Credit Documents (as defined in the First Lien Credit Agreement);

      WHEREAS, Company, the Administrative Agent, the First Lien Collateral Agent, the Collateral Agent and the other parties thereto have entered into an Intercreditor Agreement, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT");

      WHEREAS, the Company or any Credit Party may from time to time incur additional future Parity Lien Debt (as defined in the Intercreditor Agreement) which shall upon execution of a Joinder Agreement be secured by the Lien on the Collateral granted herein to the Collateral Agent Equally and Ratably (as defined in the Intercreditor Agreement) with all other Secured Parties in accordance with the Intercreditor Agreement. As a condition precedent of any issuance of future Parity Lien Debt, any Parity Lien Representative (as defined in the Intercreditor Agreement) will become party to the Intercreditor Agreement.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

      1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

            "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

            "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

            "ADDITIONAL GRANTORS" shall have the meaning assigned in Section
5.3.

            "AGREEMENT" shall have the meaning set forth in the preamble.

            "CASH PROCEEDS" shall have the meaning assigned in Section 7.7.

            "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

            "COLLATERAL" shall have the meaning assigned in Section 2.1.

            "COLLATERAL ACCOUNT" shall mean any account established by the Collateral Agent.

            "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

            "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

            "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

            "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC.

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            "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

            "COMPANY" shall have the meaning set forth in the recitals.

            "CONTROLLED FOREIGN CORPORATION" shall mean any corporation, partnership, limited liability company or other business entity which is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia.

            "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

            "COPYRIGHTS" shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in
Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, and, if not otherwise included in the definition of "Proceeds" herein, licenses, royalties, income, payments, claims, damages and proceeds of suit.

            "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

            "CREDIT PARTIES" shall have the meaning set forth in the recitals.

            "DEPOSIT ACCOUNTS" shall mean all "deposit accounts" as defined in
Article 9 of the UCC including, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

            "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

            "EQUIPMENT" shall mean all "equipment" as defined in Article 9 of the UCC including, without limitation, all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools, all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

            "EXCLUDED ACCOUNT" means the collective reference to (i) each Deposit Account and Securities Account identified on Schedule 2.2 hereof and
(ii) Deposit Accounts and Security

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Accounts with respect to which perfected liens need not be maintained pursuant to Section 5.15 of the Credit Agreement.

            "FIRST LIEN COLLATERAL AGENT" shall have the meaning set forth in the recitals.

            "FIRST LIEN CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

            "FIRST LIEN SECURITY AGREEMENT" shall have the meaning set forth in the recitals.

            "GENERAL INTANGIBLES" shall mean all "general intangibles" as defined in Article 9 of the UCC, including, without limitation, all "payment intangibles" as defined in Article 9 of the UCC, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property.

            "GOODS" shall mean all "goods" as defined in Article 9 of the UCC including, without limitation, all Inventory and Equipment.

            "GRANTORS" shall have the meaning set forth in the preamble.

            "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

            "INSURANCE" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

            "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

            "INTERCREDITOR AGREEMENT" shall have the meaning set forth in the recitals.

            "INVENTORY" shall mean all "inventory" as defined in Article 9 of the UCC including, without limitation, all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof.

            "INVESTMENT ACCOUNTS" shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

            "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

            "JOINDER AGREEMENT" shall mean the Intercreditor Joinder substantially in the form of Exhibit A to the Intercreditor Agreement.

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            "LENDER" shall have the meaning set forth in the recitals.

            "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

            "MONEY" shall mean "money" as defined in the UCC.

            "NON-ASSIGNABLE CONTRACT" shall mean any agreement, contract or license to which any Grantor is a party for which the assignment or granting of a security interest therein by such Grantor is restricted or purported to be restricted (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

            "PARITY LIEN OBLIGATIONS" shall have the meaning assigned to such term in the Intercreditor Agreement.

            "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

            "PATENTS" shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, and, if not otherwise included in the definition of "Proceeds" herein, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

            "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

            "PLEDGED DEBT" shall mean, with respect to any Grantor, all indebtedness owed to such Grantor, including, without limitation, all indebtedness described on Schedule 4.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

            "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

            "PLEDGED LLC INTERESTS" shall mean, with respect to any Grantor, all interests in any limited liability company directly owned by such Grantor including, without limitation, all limited liability company interests listed on
Schedule 4.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such

                                        5
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Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

            "PLEDGED PARTNERSHIP INTERESTS" shall mean, with respect to any Grantor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership directly owned by such Grantor including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership INTERESTS.

            "PLEDGED STOCK" shall mean, with respect to any Grantor, all shares of capital stock directly owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

            "PLEDGED TRUST INTERESTS" shall mean, with respect to any Grantor, all interests in a Delaware business trust or other trust directly owned by such Grantor including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

            "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto.

            "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents

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relating to the Receivables, whether in the possession or under the control of
Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

            "RECORD" shall have the meaning specified in Article 9 of the UCC.

            "SECOND LIEN ADMINISTRATIVE AGENT" shall have the meaning set forth in the recitals.

            "SECURED OBLIGATIONS" shall have the meaning assigned in Section
3.1.

            "SECURED PARTIES" shall mean the Parity Lien Claimholders (as defined in the Intercreditor Agreement) and shall include, without limitation, all former Parity Lien Claimholders to the extent that any Parity Lien Obligations owing to such Persons were incurred while such Persons were Parity Lien Claimholders and such Obligations have not been paid or satisfied in full.

            "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "SECURITIES ACCOUNTS" shall mean all "securities accounts" as defined in Article 8 of the UCC including, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

            "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

            "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

            "TRADEMARKS" shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and

                                        7
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applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, and, if not otherwise included in the definition of "Proceeds" herein, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

            "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

            "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, and, if not otherwise included in the definition of "Proceeds" herein, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context relates to perfection or priority of a security interest,, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

            "UNITED STATES" shall mean the United States of America.

      1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

      2.1 GRANT OF SECURITY. Each Grantor hereby grants to the Collateral Agent a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under the following property of such Grantor, in each case whether now owned or existing or

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hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

            (a)   Accounts;

            (b)   Chattel Paper;

            (c)   Documents;

            (d)   General Intangibles;

            (e)   Goods;

            (f)   Instruments;

            (g)   Insurance;

            (h)   Intellectual Property; (i) Investment Related Property;

            (j)   Letter of Credit Rights;

            (k)   Money;

            (l)   Commercial Tort Claims described on Schedule 4.8 hereto;

            (m) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

            (n) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

      2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract, property rights or agreement and any assets subject to any thereof, to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; or (b) any of the outstanding Capital Stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of Capital Stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any application to register Trademarks in the U.S. Patent and Trademark Office (the "PTO") based upon Grantor's "intent to use" such Trademark (but only if the grant of security interest to such intent-to-use Trademark violates 15 U.S.C.
Section 1060(a)) unless and until a "Statement of Use" or "Amendment to Allege Use" is filed in the PTO with respect thereto, at which point the Collateral shall include, and the security interest granted hereunder shall attach to, such application, (d) the deposit and security accounts identified on Schedule 2.2(A) hereof, or (e) the Investment Related Property identified on Schedule 2.2(B).

      2.3 SUBORDINATION. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to Section
2.1 herein shall, prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), be subject and subordinate (pursuant to the terms and conditions of the Intercreditor Agreement) to the Liens now or hereafter granted to the First Lien Collateral Agent or any First Lien Claimholders or any trustee or agent thereof to secure the First Lien Obligations pursuant to the First Lien Security Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject in all instances to the provisions of the Intercreditor Agreement.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

      3.1 SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Parity Lien Obligations of every Grantor (the "SECURED OBLIGATIONS").

      3.2 CONTINUING LIABILITY UNDER COLLATERAL. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral the same as if this Agreement had not been executed and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral the same as if this Agreement had not been executed, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      4.1   GENERALLY.

            (a) Representations and Warranties. Each Grantor hereby represents and warrants with respect to itself that:

            (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, subject to its rights to dispose of or abandon such rights to the extent permitted hereunder or under the Parity Lien Documents, in each case free and clear of any and all Liens of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens;

            (ii) it has indicated on Schedule 4.1(A) as of the Closing Date: (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the Closing Date has been, located.

            (iii) as of the Closing Date, the full legal name of such Grantor is as set forth on Schedule 4.1(A) and it has not had any other legal names in the last five (5) years, since the Closing Date except for those names set forth on
Schedule 4.1(B);

            (iv) except as provided on Schedule 4.1(C), as of the Closing Date it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

            (v) as of the Closing Date it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof;

            (vi) with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1 (A) and Schedule 4.1(B) the information as of the Closing Date required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

            (vii) (u) to the extent required under this Agreement, upon the filing of all UCC financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 4.1(E) hereof and other filings delivered by each Grantor, (v) upon execution of a control agreement establishing the Collateral Agent's "control" (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Investment Account (other than Excluded Accounts), (w) upon consent of the issuer with respect to Letter of Credit Rights, and (x) to the extent not subject to Article 9 of the UCC and to the extent that a perfected first priority security interest may be obtained by the recordation of the security interest in the applicable intellectual property registries, upon recordation of the security interests granted hereunder in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected Second Priority (as defined in the Credit Agreement) Liens (subject in the case of priority only to Permitted Liens including the security interest of the First Lien Collateral Agent in accordance with the Intercreditor Agreement and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral to the extent that a security interest may be perfected by the filing of a UCC financing statement, the execution of a control agreement or by the recordation of the security interest in the United States Patent and Trademark Office or the United States Copyright Office;

            (viii) all actions and consents (other than actions and consents required by the UCC or any other applicable law), including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained or otherwise set forth on Schedule 4.1(F), provided that the filing of assignments in the applicable intellectual property registries may be necessary to the exercise of certain remedies in respect of Intellectual Property and the exercise of remedies in respect of Non-Assignable Contracts (other than those provided under 9-406, 9-407 and 9-408 of the UCC, to the extent that they apply) may require the consent of the other party thereto;

            (ix) other than the financing statements filed in favor of the Collateral Agent and the First Lien Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law which is effective to perfect a security interest under the UCC as in effect on the Closing Date in all or any part of the Collateral is on file in any filing or recording office on the Closing Date or has been authorized by such Grantor at any time thereafter except for (x) financing statements or other instruments similar in effect for which proper termination statements or releases have been delivered to the Collateral Agent for filing and (y) financing statements or other instruments similar in effect filed in connection with Permitted Liens;

            (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the security interest purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) and
(viii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

            (xi) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects as of the date supplied by such Grantor;

            (xii) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC);

            (xiii) it does not own any "as extracted collateral" (as defined in the UCC) or any timber to be cut; and

            (xiv) as of the Closing Date, such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor's name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 4.1(A) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction as of the Closing Date.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees with respect to itself that:

            (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein adverse to the Collateral Agent;

            (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral if such violation or noncompliance could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (iii) except as listed on Schedule 4.1.A.1, it shall not change such Grantor's name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to applicable Schedules showing such change thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, jurisdiction of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or reasonably requested by the Collateral Agent to maintain the continuous validity, perfection and at least the same priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

            (iv) except as otherwise permitted under the Parity Lien Documents it shall not file any certificates of domestication, transfer or continuance in any jurisdiction other than the jurisdiction set forth opposite such Grantor's name on Schedule 4.1(A);

            (v) it shall not take or permit any action which could materially impair the Collateral Agent's rights in the Collateral, subject to Grantors' rights to dispose of or abandon rights in the Collateral to the extent permitted hereunder or under the Parity Lien Documents or the right to grant Permitted Liens; and

            (vi) it shall not sell, transfer, exclusively license or assign (by operation of law or otherwise) any Collateral except as otherwise permitted in accordance with the Parity Lien Documents.

      4.2   EQUIPMENT AND INVENTORY.

            (a) Representations and Warranties. Each Grantor represents and warrants with respect to itself that:

            (i) all of its Equipment and Inventory included in the Collateral other than Equipment out for repair or Equipment and Inventory in transit is kept on the Closing Date and during the past 18 months has been kept only at one of the locations specified in Schedule 4.2; and

            (ii) any Goods now or hereafter produced by such Grantor included in the Collateral have been and will be produced in material compliance with the requirements of the Fair Labor Standards Act, as amended.

            (b) Covenants and Agreements. Each Grantor covenants and agrees with respect to itself that:

            (i) it shall keep the Equipment, Inventory and any Documents evidencing any of its Equipment and Inventory other than Equipment out for repair or Equipment and Inventory in transit in one of the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, no later than forty-five (45) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request;

            (ii) it shall keep (or cause to be kept) records of its Inventory which are accurate in all material respects, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP; and

            (iii) it shall not deliver any Document evidencing any of its Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor, the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement.

      4.3   RECEIVABLES.

            (a) Representations and Warranties. Each Grantor represents and warrants that none of the Account Debtors in respect of any of its Receivables in excess of $250,000 individually or $1,000,000 in the aggregate is the government of the United States or any agency or instrumentality thereof.

            (b) Covenants and Agreements: Each Grantor hereby covenants and agrees with respect to itself that:

            (i) it shall keep and maintain at its own cost and expense records of its Receivables consistent with its past practice;

            (ii) at the request of the Collateral Agent after the occurrence and during the continuation of an Event of Default, it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all of its Chattel Paper and Instruments (other than any delivered to the Collateral Agent or the First Lien Collateral Agent as provided herein and in the First Lien Security Agreement and Instruments deposited in a Deposit Account for collection in the ordinary course of business), as well as its Receivables Records with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

            (iii) it shall perform in all material respects all of its obligations with respect to the Receivables in accordance with its normal business practice;

            (iv) other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, following the occurrence and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any of its Receivables, (x) compromise or settle any dispute, claim or legal proceeding with respect to any of its Receivables for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

            (v) except as otherwise provided in this subsection, each Grantor shall continue to collect in accordance with its past business practice, all amounts due or to become due to such Grantor under its Receivables and any Supporting Obligation and diligently exercise in accordance with its past business practice each material right it may have under any of its Receivables, or any Supporting Obligation or Collateral Support therefor, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. Notwithstanding the foregoing, subject to the terms of the Intercreditor Agreement, the Collateral Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may, subject to the terms of the Intercreditor Agreement: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Deposit Account designated by the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon in each case subject to the terms of the Intercreditor Agreement; and

            (vi) subject to any underlying contractual requirements or provisions, it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any of its Receivables.

            (c) Delivery and Control of Receivables. With respect to any of its Receivables in excess of $250,000 individually or $1,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the First Lien Collateral Agent or the Collateral Agent (or its respective agent or designee), as applicable, in accordance with the Intercreditor Agreement, appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any of its Receivables in excess of $250,000 individually or $1,000,000 in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, control over such Receivables (within the meaning of Section 9-105 of the UCC):
(i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. Any Chattel Paper or Instruments evidencing or constituting a Receivable of a Grantor not otherwise required to be delivered or subjected to the control of the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement.

      4.4   INVESTMENT RELATED PROPERTY.4.4.1

            4.4.1 INVESTMENT RELATED PROPERTY GENERALLY

            (a) Covenants and Agreements. Each Grantor hereby covenants and agrees with respect to itself that:

            (i) in the event it acquires rights in any Investment Related Property in excess of $250,000 individually or $1,000,000 in the aggregate after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with Supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to
Schedule 4.4 as required hereby;

            (ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority (subject to the terms of the Intercreditor Agreement) and, if applicable, control of the Collateral Agent (subject to the terms of the Intercreditor Agreement) over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent if required by this Agreement and the Intercreditor Agreement) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent (subject to the terms of the Intercreditor Agreement) and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest;

            (iii) each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Agent.

            (b) Delivery and Control.

            (i) Each Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.4.1(b) within fifteen (15) days of acquiring rights therein, in each case (subject to the terms of the Intercreditor Agreement) in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account, Investment Related Property not yet required to be delivered pursuant to Section 5.18 of the Credit Agreement and instruments in a principal amount not in excess of $250,000 individually or $1,000,000 in the aggregate) it shall cause such certificate or instrument to be delivered to the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property issued by a subsidiary that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions (subject to the First Lien Collateral Agent's instructions, as applicable, in accordance with the terms of the Intercreditor Agreement) with respect to such uncertificated security without further consent by such Grantor. Each Grantor agrees that it shall not own or hold any interest in any Investment Related Property issued by a mutual fund or any other open ended investment fund that is an "uncertificated security" for purposes of the UCC in excess of $2,000,000 in the aggregate unless it shall have caused the issuer of such uncertificated security to execute an agreement substantially in the form of Exhibit B hereto or such form reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions (subject to the First Lien Collateral Agent's instructions, as applicable, in accordance with the terms of the Intercreditor Agreement) with respect to such uncertificated security without further consent by such Grantor.

            (c) Voting and Distributions.

            (i) So long as no Event of Default shall have occurred and be continuing:

      (1) except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Parity Lien Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Parity Lien Documents;

      (2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and

      (3) subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default and upon written notice from the Collateral Agent to such Grantor of the Collateral Agent's intention to exercise such rights:

            (A) all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

            (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.1.

            4.4.2 PLEDGED EQUITY INTERESTS

            (a) Representations and Warranties. Each Grantor hereby represents and warrants with respect to itself, that:

            (i) as of the Closing Date, Schedule 4.4(A) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by such Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

            (ii) it is the record and beneficial owner of such Pledged Equity Interests free of all Liens of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Equity Interests;

            (iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or Second Priority status of the security interest of the Collateral Agent in any such Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

            (iv) none of such Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

            (v) except as otherwise set forth on Schedule 4.4(B), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

            (i) unless otherwise permitted under the Parity Lien Documents, without the prior written consent of the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, it shall not vote to enable or take any other action to: cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests owned by such Grantor which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC unless prior to taking such actions, such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary to establish the Collateral Agent's "control" thereof;

            (ii) without the prior written consent of the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, it shall not permit any issuer of any Pledged Equity Interest which is a Subsidiary of such Grantor to merge or consolidate unless
(i) if such issuer is required to be a Grantor under this Agreement, such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity which is a Subsidiary of such Grantor and which is owned by such Grantor is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

            (iii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its respective nominee, as applicable, in accordance with the Intercreditor Agreement, following the occurrence and during the continuation of an Event of Default and to the substitution of the First Lien Collateral Agent or the Collateral Agent or its respective nominee, as applicable, in accordance with the Intercreditor Agreement, as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

            4.4.3 PLEDGED DEBT

            (a) Representations and Warranties. Each Grantor hereby represents and warrants with respect to itself that Schedule 4.4 sets forth as of the Closing Date under the heading "Pledged Debt" all of the Pledged Debt owned by such Grantor in excess of $250,000 individually or $1,000,000 in the aggregate owned by any Grantor and to the knowledge of such Grantor, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default;

            4.4.4 INVESTMENT ACCOUNTS

            (a) Representations and Warranties. Each Grantor hereby represents and warrants with respect to itself that:

            (i) Schedule 4.4 hereto sets forth as of the Closing Date under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodity Account owned by it, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the First Lien Collateral Agent pursuant to the First Lien Document) having "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto, other than any Liens in favor of financial institutions or securities intermediaries where such Securities Accounts or Commodity Accounts are maintained (in each case, only in its capacity as a "securities intermediary" or a "commodity intermediary" (within the meaning of Article 8 or 9 of the UCC, respectively));

            (ii) Schedule 4.4 hereto sets forth as of the Closing Date under the headings "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto and the Parity Lien Collateral Agent pursuant to the Parity Lien Documents and with respect to payroll, trust and similar accounts, the employees of such Grantor and any other beneficiaries thereto and the First Lien Collateral Agent pursuant to the First Lien Documents) having "control" (within the meanings of Section 9-104 of the
UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein other than any Liens in favor of financial institutions in each case, only in its capacity as a "bank" (within the meaning of Article 9 of the UCC)); and

            (b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent with respect to itself that it shall not establish any Investment Account (other than an Excluded Account) unless a control agreement has been entered into by the appropriate Grantor, Collateral Agent and securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of
Section 4.4.4(c).

            (c) Delivery and Control

            (i) To the extent required under the Parity Lien Documents, each Grantor agrees that it shall not own any interest in any Investment Related Property consisting of Securities Accounts (other than Securities Accounts constituting Excluded Accounts) unless it shall have caused the securities intermediary maintaining such Securities Account to enter into an agreement substantially in the form of Exhibit C hereto or such form reasonably satisfactory to the Collateral Agent pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor. To the extent required under the

Parity Lien Documents, each Grantor agrees that it shall not own any interest in any Investment Related Property that is a "Deposit Account,"(other than a Deposit Account constituting an Excluded Account) unless it shall have caused the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto or such form reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. To the extent required under the Parity Lien Documents, each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts owned by it that exist on the Credit Date, as of or prior to the Credit Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts owned by it that are created or acquired after the Credit Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

      In addition to the foregoing, if any issuer of any Investment Related Property is a direct Subsidiary of a Grantor and is located in a jurisdiction outside of the United States, (other than the issuers listed on Schedule 4.4(D)) such Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and Second Priority of the security interest of the Collateral Agent, but so long as the lien of the First Lien Collateral Agent remains outstanding, only if, and to the extent, that such an interest is recognized under the laws of such jurisdiction. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right, subject to the terms of the Intercreditor Agreement, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default, subject to the terms of the Intercreditor Agreement, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

      4.5   INTENTIONALLY LEFT BLANK.

      4.6   LETTER OF CREDIT RIGHTS.

            (a) Representations and Warranties. Each Grantor hereby represents and warrants as to itself that:

            (i) as of the Closing Date, all material letters of credit to which such Grantor has rights is listed on Schedule 4.6 hereto; and

            (ii) it has used reasonable efforts to obtain the consent of each issuer of any letter of credit in excess of $1,000,000 in the aggregate to the assignment of the proceeds of the letter of credit to the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees with respect to itself that with respect to any letter of credit in excess of $1,000,000 in the aggregate hereafter arising with respect to which it is the beneficiary it shall use reasonable efforts to obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

      4.7   INTELLECTUAL PROPERTY.

            (a) Representations and Warranties. Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants with respect to itself that:

            (i) Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor except for non-exclusive licenses to commercially available software;

            (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property of such Grantor listed on
Schedule 4.7(A), (C) and (E) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property material to the conduct of its business, free and clear of all Liens and licenses, except for Permitted Liens and the licenses set forth on
Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

            (iii) all Intellectual Property owned by any Grantor and material to the conduct of its business is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

            (iv) to such Grantor's knowledge, all Intellectual Property material to the conduct of such Grantor's business is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened (except for routine office actions issued in the course of prosecution);

            (v) all registrations and applications for Copyrights, Patents and Trademarks owned by such Grantor are standing in the name of such Grantor (or its predecessor-in-interest, as set forth on Schedules 4.7(A), (C) and (E)), and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by such Grantor has been licensed by such Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

            (vi) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral material to the business of such Grantor and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality;

            (vii) to such Grantor's knowledge, the conduct of such Grantor's business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party and no claim has been made against such Grantor that the use of any Intellectual Property owned or used or licensed out by such Grantor violates the asserted rights of any third party;

            (viii) to the best of such Grantor's knowledge, no third party is infringing upon or otherwise violating in any material respect any rights in any Intellectual Property owned or used or licensed out by such Grantor;

            (ix) with respect to each of its Copyright Licenses, Trademark Licenses, Trade Secret Licenses and Patent Licenses listed in Schedule 4.7: (a) such license is in full force and effect and there is no other agreement to which such Grantor is party that adversely affects such Grantor's rights to use the licensed intellectual property or to receive payment of any amounts due or to become due thereunder, as the case may be, in each case, in accordance with the terms of such license; (b) such license will not cease to be in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; provided that this
Section 4.7(ix)(b) shall not apply to the extent that such license (or portion thereof) is excluded pursuant to Section 2.2; (c) such Grantor has not received any notice of termination or cancellation under such license; (d) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (e) other than to its Affiliates, such Grantor has not granted to any other person any rights, adverse or otherwise, under such license; and (f) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license;

            (x) to such Grantor's knowledge, (i) none of the Trade Secrets owned by such Grantor that are material to its business have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any material trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use of such Grantor's Intellectual Property; and

            (xi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affect such Grantor's rights to own or use any Intellectual Property in connection with its business as currently conducted.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees with respect to itself as follows:

            (i) it shall not do any act or knowingly omit to do any act whereby any of the Intellectual Property which is material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

            (ii) it shall not, with respect to any Trademarks which are material to the business of such Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

            (iii) it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of such Grantor is reasonably likely to become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable (other than as a result of the expiration of its non-renewable term), or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court (other than office actions in the course of prosecution that do not materially affect such Grantor's right to use such Intellectual Property);

            (iv) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time) to the extent that such items remain material to such Grantor's business;

            (v) in the event that any Intellectual Property owned by or exclusively licensed to such Grantor and that is material to the business of such Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all commercially reasonable actions to limit or prevent such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property in accordance with the type of Intellectual Property at issue and the practices in the industry, including, but not limited to and if commercially reasonable, (a) negotiating and granting a license to such third party for valuable consideration or (b) threatening or initiating a lawsuit or other action to stop such infringement, misappropriation or dilution and/or to compel the third to pay damages and royalties with respect thereto;

            (vi) it shall promptly (but in no event more than once per quarter) report to the Collateral Agent the occurrence of any of the following which occurred since the last report to the Collateral Agent: (i) the filing of any application to register any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office, or any foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

            (vii) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets that are material to the business of such Grantor, including, without limitation, entering into confidentiality agreements with employees and contractors and limiting access to secret information and documents; and

            (viii) it shall use proper statutory notice in connection with its use of any of the Intellectual Property.

      4.8   COMMERCIAL TORT CLAIMS

            (a) Representations and Warranties. Each Grantor hereby represents and warrants with respect to itself that Schedule 4.8 sets forth all Commercial Tort Claims of such Grantor that such Grantor intends to pursue; and

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim of such Grantor hereafter arising that it intends to pursue it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5. FURTHER ASSURANCES; ADDITIONAL GRANTORS; ADDITIONAL PARITY LIEN DEBT.

      5.1   FURTHER ASSURANCES.

            (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

            (i) file such financing or continuation statements, or amendments thereto, and execute and deliver, subject to the terms and conditions of the Intercreditor Agreement, such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted hereby;

            (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

            (iii) at any reasonable time following the occurrence and during the continuation of an Event of Default, upon request by the Collateral Agent, assemble the Collateral and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; and

            (iv) at the Collateral Agent's reasonable request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

            (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

      5.2 ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "Additional Grantor"), by executing a COUNTERPART AGREEMENT. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

      5.3 ADDITIONAL PARITY LIEN DEBT. From time to time subsequent to the date hereof, any Credit Party may incur additional Parity Lien Debt. The Secured Obligations under such Parity Lien Debt shall be secured, Equally and Ratably, by Liens in the Collateral granted to the Collateral Agent hereunder for the benefit of all existing and future Parity Lien Claimholders. As a condition of the issuance of any such additional Parity Lien Debt, each Grantor hereby agrees to execute and deliver to Collateral Agent a lien affirmation substantially in the form of Exhibit E attached hereto.

SECTION 6. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

      6.1 POWER OF ATTORNEY. Subject to the terms and conditions of the Intercreditor Agreement, each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, subject to the terms of the Intercreditor Agreement, the following:

            (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Parity Lien Documents;

            (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

            (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

            (e) to prepare and file any UCC financing statements against such Grantor as debtor;

            (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

            (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

            (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

            Anything in this Section 6.1 to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(e) and (f) and subject to the next sentence, it will not exercise any rights under the power of attorney provided for in this Section 6.1 unless and until and Event of Default shall have occurred and be continuing. If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option subject to the terms of the Intercreditor Agreement, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor has failed to comply immediately therewith.

      6.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7. REMEDIES.

      7.1   GENERALLY.

            (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent (subject to the terms and conditions of the Intercreditor Agreement) may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and (subject to the terms and conditions of the Intercreditor Agreement) also may pursue any of the following separately, successively or simultaneously:

            (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

            (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

            (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

            (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

            (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby

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

waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

            (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

            (d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

      7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent in accordance with the Intercreditor Agreement and the Parity Lien Documents.

      7.3 SALES ON CREDIT. If Collateral Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

      7.4   DEPOSIT ACCOUNTS.

      If any Event of Default shall have occurred and be continuing, the Collateral Agent may, subject to the terms of the Intercreditor Agreement, upon prior written notice to the Company, apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

      Until an Event of Default shall have occurred and be continuing, the Collateral Agent will not (i) originate any orders, notices, drafts, withdrawals, requests, directions, entitlement orders or other instructions directing disposition of funds in, or directing transfer or redemption of the financial assets relating to, or otherwise relating to, any control agreement or
(ii) send any notice pursuant to any control agreement terminating the rights of such Grantor to originate any orders, notices, drafts, withdrawals, requests, directions, entitlement orders or other instructions directing disposition of funds in, or directing transfer or redemption of the financial assets relating to, or otherwise relating to, any control agreement. In addition, the Collateral Agent hereby agrees that it will revoke any such notice described in clause (i) or (ii) above if no such Event of Default is continuing.

      7.5   INVESTMENT RELATED PROPERTY.

      Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that the fact that any such sale is conducted as a private sale shall not, in and of itself, cause such sale to not be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property (while the Collateral Agent is then in compliance with and authorized to do so under the Intercreditor Agreement), upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company, in each case, which is a Subsidiary of such Grantor, from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

      7.6   INTELLECTUAL PROPERTY.

            (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default and subject to the terms of the Intercreditor Agreement:

            (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section;

            (ii) in the event of a sale or other disposition of the Intellectual Property pursuant to Section 7.1, such Granter shall, upon written demand from the Collateral Agent, assign, convey or otherwise transfer to the Collateral Agent or the third-party acquirer, as the case may be, all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent or the third-party acquirer, as the case may be, such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

            (iii) within five (5) Business Days after written notice from the Collateral Agent, each Grantor shall identify to the Collateral Agent, by name, title and job responsibility, such key personnel in such Grantor's employ on the date such notice was received that are reasonably essential to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with material Trademarks, and such Granter shall use commercially reasonable efforts to maintain such essential personnel in such Grantor's employ and available to perform their then-current functions at such Grantor's expense consistent with the salary and benefit structure applicable to each as of the date such notice was received by Grantor; and

            (iv) for the avoidance of doubt, the Collateral Agent shall have all of the rights specified in Sections 4.3 and 7.7 of this Agreement with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property in the same manner and to the same extent as such Grantor has with respect to other Receivables.

            (b) Subject to the terms of the Intercreditor Agreement, if (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

            (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 7 and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks and subject to exclusive licenses validly granted by Grantor in accordance with the terms this Agreement and the other Credit Documents prior to the date that the Collateral Agent exercises its rights under this Section, subject to the terms of the Intercreditor Agreement, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

      7.7 CASH PROCEEDS In addition to the rights of the Collateral Agent specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, "Cash Proceeds") shall, if an Event of Default shall have occurred and is continuing be held by such Grantor in trust for the First Lien Collateral Agent or the Collateral Agent, as applicable, in accordance with the Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in the Collateral Account. Unless otherwise set forth in the Intercreditor Agreement, Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be handled as required by this Agreement, the Parity Lien Documents, or otherwise be turned over to the applicable Grantor and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing in accordance with the Intercreditor Agreement and the Parity Lien Documents.

SECTION 8. COLLATERAL AGENT.

      The Collateral Agent has been appointed to act as Collateral Agent under the Parity Lien Documents by the Parity Lien Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Intercreditor Agreement and the Parity Lien Documents; provided, the Collateral Agent shall, after payment in full of all Obligations under the Parity Lien Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the amount under the Parity Lien Documents by the Parity Lien Representatives then due and payable (exclusive of expenses and similar payments). In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section. Collateral Agent may resign at any time by giving thirty
(30) days' prior written notice thereof to Parity Lien Representatives and the Grantors. Upon any such notice of resignation, Requisite Parity Lien Claimholders shall have the right, upon five (5) Business Days' notice to the Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations

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

under this Agreement. After any retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

      This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations and the cancellation or termination of the Commitments be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Parity Lien Documents, any Parity Lien Claimholder may assign or otherwise transfer any Parity Lien Debt held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Parity Lien Claimholders herein or otherwise. Upon the payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall automatically revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors or otherwise authorize the filing of such documents as Grantors shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Parity Lien Documents, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release.

SECTION 10. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

      The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under the Parity Lien Documents.

SECTION 11. MISCELLANEOUS.

      Any notice required or permitted to be given under this Agreement shall be given in accordance with the Parity Lien Documents. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Parity Lien

Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Parity Lien Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Parity Lien Documents, assign any right, duty or obligation hereunder. This Agreement and the other Parity Lien Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Parity Lien Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      Notwithstanding anything herein to the contrary, the lien and security interest granted to the Party Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Parity Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 24, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR AGREEMENT"), among Covanta Energy Corporation, Goldman Sachs Credit Partners L.P., as First Lien Collateral Agent and Credit Suisse, Cayman Islands Branch, as Parity Lien Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                              COVANTA ENERGY CORPORATION,
                              A DELAWARE CORPORATION, AND
                              EACH OF ITS SUBSIDIARIES LISTED
                              ON ANNEX X HERETO

                              By: /s/ ANTHONY ORLANDO
                                  ----------------------------------------------
                                  Name: Anthony Orlando
                                  Title: President

                              CREDIT SUISSE, CAYMAN ISLANDS
                              BRANCH,
                              as Collateral Agent

                              By: /s/
                                  ----------------------------------------------
                                  Authorized Signatory